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                                                                      EXHIBIT 21

                             J. RAY MCDERMOTT, S.A.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1996


                                                                  ORGANIZED                      PERCENTAGE
                                                                  UNDER THE                          OF
                  NAME OF COMPANY                                  LAWS OF                        OWNERSHIP
    J. Ray McDermott Holdings, Inc.                               Delaware                          100
         J. Ray McDermott, Inc.                                   Delaware                          100

    McDermott Holdings (U.K.) Limited                          United Kingdom                       100
         McDermott Engineering (Europe) Limited                United Kingdom                       100

    Hydro Marine Services, Inc.                                    Panama                           100

    Malmac Sdn. Bhd.                                              Malaysia                          100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.





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